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Exhibit 11 - Computation of Earnings Per Share


                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES

                       Computation of Earnings Per Share
                  (Dollars in thousands, except per-share data)


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

Computation of Earnings Per Share
  for Statements of Operations:                                       Year Ended December 31,
---------------------------------                           ------------------------------------------
                                                                1994           1993            1992
                                                            ------------   ------------   ------------
Income applicable to common stock                           $     57,363   $     37,971   $     45,259
                                                            ------------   ------------   ------------
                                                            ------------   ------------   ------------

Weighted average number of common and common
     equivalent shares outstanding:
          Weighted average common shares outstanding          12,219,209     12,312,197     11,741,307
          Dilutive effect of stock option plans after
               application of treasury stock method              163,468        191,792        370,633
                                                            ------------   ------------   ------------
                                                              12,382,677     12,503,989     12,111,940
                                                            ------------   ------------   ------------
                                                            ------------   ------------   ------------

Net income per common share                                 $       4.63   $       3.04   $       3.74
                                                            ------------   ------------   ------------
                                                            ------------   ------------   ------------

Computation of Fully Diluted
   Earnings Per Share (1):
-------------------------

Income applicable to common stock                           $     57,363   $     37,971   $     45,259
                                                            ------------   ------------   ------------
                                                            ------------   ------------   ------------

Weighted average number of common and common
     equivalent shares outstanding:
          Weighted average common shares outstanding          12,219,209     12,312,197     11,741,307
          Dilutive effect of stock option plans after
               application of treasury stock method              179,735        197,820        427,089
                                                            ------------   ------------   ------------
                                                              12,398,944     12,510,017     12,168,396
                                                            ------------   ------------   ------------
                                                            ------------   ------------   ------------

Net income per common share                                 $       4.63   $       3.04   $       3.72
                                                            ------------   ------------   ------------
                                                            ------------   ------------   ------------

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(1)       This calculation is submitted in accordance with Regulation S-K Item
          601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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EX.11